UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2008

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Technology Parkway, Duluth, Georgia 30097
(Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The annual meeting of stockholders of Wegener Corporation, a Delaware corporation (the "Company"), was held on January 22, 2008. At the annual meeting of stockholders, Phylis A. Eagle-Oldson and C. Troy Woodbury, Jr. were reelected as Class I directors of the Company, to serve for a term of three years expiring in January 2011.

At a meeting of the board of directors of the Company, also held on January 22, 2008, the board established membership for the following three standing committees of the board:

•	The Audit Committee is composed of Phylis A. Eagle-Oldson, as Chairperson, Thomas G. Elliot, Steven J. Lococo and David W. Wright.
•	The Corporate Governance and Nominating Committee is composed of Thomas G. Elliot, as Chairman, Jeffrey J. Haas and Steven J. Lococo.
•	The Compensation and Incentive Plan Committee is composed of Jeffrey J. Haas, as Chairman, Phylis A. Eagle-Oldson and David W. Wright.

The board also established membership for the Special Committee on Strategic Alternatives, which is composed of David W. Wright, as Chairman, Phylis A. Eagle-Oldson, Thomas G. Elliot, Jeffrey J. Haas and Steven J. Lococo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: January 24, 2008	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)